Exhibit 10.1

[***] = Certain information has been excluded from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

MANUFACTURING AND SUPPLY AGREEMENT

This Agreement is made and entered into this 28th day of June, 2022

BETWEEN:

ALR TECHNOLOGIES SG PTE. LTD.
of 1 North Bridge Road, #06-29 High Street Centre, Singapore, 179094

(hereinafter known as “ALRT”)

AND

INFINOVO MEDICAL CO., LTD.

of 3rd Floor, 6th Building, No. 888, Zhujiang Road, Rudong, 226400,

Jiangsu, China

(hereinafter known as “MNFR”)

(hereinafter referred to individually as a “Party” and together as “the Parties”).

WHEREAS:

A.        ALRT has created the Diabetes Solution (as defined in Exhibit A) for human health which bundles its application with third party glucose meters, related accessories and diabetes test supplies to improve health outcomes for diabetes patients globally.;

B.        ALRT now wishes to advance the Diabetes Solution with Continuous Glucose Monitoring (“CGM”) and has adapted the Diabetes Solution for animal health, under the brand “GluCurve”. References to the Diabetes Solution under this Agreement are solely for the purpose of its relation to the GluCurve;

C.        ALRT is seeking a manufacturer to provide a turnkey manufacturing and assembly solution for the CGM System (as defined herein) to be included as part of the GluCurve;

D.        MNFR is engaged in the development and manufacture of diabetes management products, including the CGM System;

E.       MNFR has represented that it could provide such services to ALRT and wishes to manufacture the CGM System for ALRT for the Animal Health Market;

F.        The Parties wish to enter into this agreement whereby MNFR will be the manufacturer of the CGM System for Animal Health, subject to the terms stated herein. The Parties further agree that as a condition of this Agreement, ALRT will not market or sell the CGM Systems provided by MNFR to ALRT under this Agreement for the Human Health market, under any brand name, including but not limited to, the Diabetes Solution or GluCurve.

NOW THEREFORE, for valuable consideration received, the Parties agree as follows:

1.       Definitions

In this Agreement (including the recitals), the following terms shall have the following respective meanings:

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with, such Person; as used herein, the term "control" or “controls” means possession of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of more than 50% of the voting securities, by contract, law or otherwise, and the term “controlled” shall have the meaning correlative to the foregoing.

“Agreement” means this Manufacturing and Supply Agreement and the exhibits referenced herein.

“Business Day” means Monday through Friday inclusively, except for public holidays in Singapore and/or China.

“CGM System” has the meaning ascribed in Exhibit A.

“Confidential Information” has the meaning ascribed in clause 13.

“Effective Date” means the later of 1 August 2022 and the date on which the conditions set forth in clause 4(a) are satisfied.

“GluCurve” means that diabetes management system for animal health as more particularly described in Exhibit A hereto.

“Intellectual Property” means (i) all documents, records, trade secrets, engineering reports and drawings, know-how, production manuals, quality assurance procedures and manuals, training manuals and documentation, formulae, studies, data and information comprising or otherwise relating to the products of either Party; (ii) all copyrights, patents and patents pending pertaining to the products of either Party, together with all other copyrights, patents and patent applications which may at any time in the future be granted or made for any enhancement, derivative, modification or replacement of any product of either Party; (iii) all current and future names, insignias, labels, slogans and other identification schemes, trademarks, service marks and trade names and/or applications that have been used by or that may be used from time to time by ALRT in connection with the GluCurve of Diabetes Solution; all of which is the exclusive property of ALRT, except for the MNFR name, logo or other aspects of MNFR brand that are not related to ALRT, the Diabetes Solution, GluCurve or this Agreement.

“Law” means standards, ordinances, rules, codes, policies, directions, guidelines and protocols having the force of law, other lawful requirements of any governmental authority now or hereafter in effect, and general principles of common law and equity, binding on the applicable Person referred to in the context in which the word is used;

“Market” means the animal health markets.

“Person” means any person, individual, firm, association, syndicate, partnership, joint venture, trustee, trust, foundation, corporation, division of a corporation, unincorporated organization or other entity or a government agency or political subdivision thereof.

“Phase-Out of CGM Systems” means shall mean the decision made by the Parties’ mutual understanding to discontinue the manufacture of one or more of P3 or PETS-DX.

“Raw Materials” means any and all raw materials, inventory and components needed by MNFR to manufacture, label or package a CGM Systems according to the terms and conditions of this Agreement.

“Specifications” means the specifications for the components of CGM System as defined in Exhibit B, including, but not limited to, design and component specifications, manufacturing, testing, labeling, packaging and storing instructions, and standards of quality and which may be amended from time to time by mutual agreement and/or pursuant to the provisions of this Agreement, in particular clause 6(b).

“Term” means the term of this Agreement, being the period commencing on the Effective Date and terminating as set forth in clause 4 hereof.

“Territory” means worldwide.

The following appendices are attached hereto:

Exhibit A Description of the CGM System

Exhibit B Specifications of the CGM System

Exhibit C Price of the CGM System

Exhibit D Order Forecast

Exhibit E Quality Agreement

2.       Scope of Agreement

(a)        Grant of Licence: ALRT hereby grants to MNFR the licence to:

(i)	utilize the ALRT and GluCurve brand name for the specific and limited purpose of manufacturing and assembling the branded CGM System in the name of ALRT, and
(ii)	have access to, and use of ALRT’s Intellectual Property to the extent necessary to undertake such manufacturing and assembly,

which licence will continue during the Term of this Agreement, and terminate at the end of the Term. Further, except as permitted by clause 10(a)(iii) of this Agreement, MNFR shall not use any knowledge or skill gained from the grant of this licence to develop or manufacture systems similar to the GluCurve.

(b)        Terms of Manufacture: MNFR agrees to manufacture, test, label, package, store and supply the CGM System for and on behalf of ALRT, under the ALRT brand, and ALRT agrees to order and purchase CGM System under the ALRT brand from MNFR, all on the terms and conditions as stated herein.

(c)       With respect to the CGM System:

(i)	ALRT will provide MNFR with the responsibility for the sourcing and manufacturing of all components of the CGM System for the GluCurve;
(ii)	the list of components which may be manufactured or supplied by MNFR may be increased from time to time upon both Parties agreeing in writing thereto and amending Exhibit B accordingly.
(iii)	ALRT may sell the CGM System at its sole discretion in the Markets and the Territory without any reference to MNFR. ALRT in its sole discretion shall determine the price at which it sells the GluCurve offering.
(iv)	ALRT shall have the sole right to sell the CGM System for the Market and the Territory.

(v)	MNFR shall not sell, market or distribute the CGM System in any manner, whether directly or indirectly, for or in the Market during the term of this Agreement and for a period of two (2) years thereafter. Nothing within this Agreement will limit MNFR’s ability to sell, market, or distribute the CGM System in any manner for markets other than the Market.
(vi)	MNFR will not seek to establish any relationship (commercial or otherwise) with ALRT´s customers, clients, employees, distributors, partners, sub-distributors or business associates, without ALRT´s written consent which may be withheld at ALRT’s sole and absolute discretion.
(vii)	During the Term and for a period of two (2) years thereafter, MNFR and its Affiliates shall promptly notify ALRT whenever MNFR and/or its Affiliates receive an inquiry or order from a customer or client, distributor, partner, sub-distributor or business associate of ALRT.

(d)        Currency: All dollar amounts herein are in United States dollars unless otherwise stipulated.

3.        Pre-Production Contributions

The Parties have agreed to provide pre-production contributions for their mutual benefit.

(a)	ALRT has agreed to provide the following:

·	Trademark and logo artwork for all packaging manual and packaging design,

·         Validation, non-inferiority and other relevant studies

·         Operating manuals to operate the CGM System for animal use

·         Marketing materials to be used for sales and distribution of GluCurve

·         Market research for the Market

(b)	MNFR has agreed to provide the following:

·	Advancements to the CGM System, including new models as outlined in Schedule C
·	Samples of the CGM System for testing and evaluation purposes from the time to time as reasonably requested by ALRT.
·	Support required by ALRT for any upgrades of the protocol and firmware for the CGM System and anything else reasonably required by ALRT to integrate the GluCurve with the CGM System as upgraded by MNFR from time to time
·	User manual and safety information for the CGM System. MNFR shall furnish ALRT with appropriate operating instructions, and with such product information as is customary in this particular market. All Documentation, operating instructions and information shall be in English language.

The responsibility for any other amounts required for production which are to be incurred in advance of production activities commencing will be mutually agreed upon prior to production.

4.       Term and Termination

(a)       Effective Date. This Agreement shall not come into effect, and none of its terms (except the confidentiality obligations in clause 13) shall be binding on the Parties until and unless:

(i)	ALRT has on or before July 31, 2022 entered into a binding distribution agreement for the sale and distribution of the CGM Systems for GluCurve (the “Distribution Agreement”) [***]; and

(ii)       The Parties have on or before July 31, 2022 entered into a binding quality agreement, the form and substance of which is set out in Exhibit E.

(b)       Term. This Agreement shall commence on the Effective Date and shall continue until the earlier of:

(i)	three (3) years, or
(ii)	this Agreement being terminated in accordance with the provisions hereof;

otherwise this Agreement shall automatically renew for consecutive one (1) year periods thereafter, until notice of termination is provided by either Party at least six (6) months in advance of the commencement of a new term, or unless sooner terminated as provided herein.

(c)       Termination. Notwithstanding anything otherwise contained in this Agreement, a Party shall have the right to terminate this Agreement, upon the happening of any one or more of the following events:

(i)	if a Party fails to comply with or is in breach of any other material representation, warranty, covenant, or obligation imposed upon it by this Agreement, and such default is not cured by the defaulting Party within ninety (90) days after receipt of written notice to cure from the other Party;
(ii)	any act of gross negligence or willful misconduct of a Party; and such default is not be cured within thirty (30) days after receipt of written notice to cure from the other Party;
(iii)	if the other Party becomes insolvent or ceases to carry on business, or takes any action to liquidate its assets, or stops making payments in the usual course of business, provided that the foregoing shall not be construed so as to prohibit a bona fide reorganization of a Party;
(iv)	if the other Party makes an assignment for the benefit of its creditors, or a petition for bankruptcy is filed against such party and such petition is not dismissed within ninety (90) days, or such other Party is adjudicated bankrupt; or
(v)	forthwith and without notice, if a receiver or any other person with like powers is appointed to take charge of and liquidate all or any part of the other Party’s business, property or assets, or if an order is made or resolution passed for the winding-up or the liquidation of such Party or if such Party adopts or takes any corporate proceedings for its dissolution or liquidation.

(d)        Effect of Termination. Upon the termination of this Agreement, all legal obligations, rights and duties arising out of this Agreement shall terminate except for such legal obligations, rights and duties as may have accrued prior to the effective date of termination.

(i)	In the event this Agreement is terminated, each Party will transfer and deliver to the other Party any property in its possession which is owned by other Party including but not limited to any tools, tooling, dies, molds and other equipment, materials designed and intellectual property developed and under this Agreement.

(ii)	In the event this Agreement is terminated MNFR will return to ALRT all Confidential Information and Intellectual Property pertaining to ALRT and its Products.

(iii)	In the event this Agreement is terminated ALRT will return to MNFR all Confidential Information pertaining to MNFR and its products.

(iv)	This Agreement does not terminate or expire by termination if there is a change of control or other changes in the structure or ownership of the Parties, provided that such change of struture or ownership is not pursuant to clauses 4(c)(iii) to (v) above. All rights and obligations will be transferred to the new owners/controllers and/or structure. The aforementioned shall not apply to any assignment, which shall be subject to clause 15(d).

(v)	In any case of termination pursuant to clauses 4(c)(iii) to (v) above, MNFR is obligated to continue producing and supplying the CGM System to ALRT in accordance with this Agreement for a period of one (1) year, so as to enable ALRT to perform its obligations, which prior to such termination, have been entered into by ALRT with third parties in the ordinary course of business. The same applies in any case of Phase-out of CGM Systems.

(e)	For the avoidance of doubt, if the conditions precedent under clause 4(a) above are not met or satisfied, this Agreement shall:

(i)	Be immediately null and void, including without limitation ALRT’s guarantee of purchase orders under clause 14 below;

(ii)	The Parties shall not have any obligations or rights hereunder except that the Parties’ obligations of confidentiality under clause 13 shall, mutatis mutandis, continue to apply; and

(iii)	Except for any breach under clause 13, neither Party shall have any claim whatsoever against the other Party under this Agreement.

5.       Representations, and Warranties and Covenants

(a)        ALRT represents to MNFR that:

(i)	ALRT is the owner of GluCurve, and has the rights to use the Intellectual Property associated therewith;
(ii)	ALRT is a Singapore company, in good standing with the Accounting and Corporate Regulatory Authority;
(iii)	ALRT has the authority to enter into this Agreement, and upon execution hereof, this Agreement will be binding upon ALRT in accordance with its terms; and
(iv)	Entering into this Agreement does not breach or violate the terms of any other agreement to which ALRT is a party.
(v)	ALRT will have adequate working capital and financial capacity so as to be able to pay for the CGM System ordered under the terms of the Agreement;
(vi)	ALRT will maintain compliance with all applicable Laws during the Term; and
(vii)	ALRT, at its reasonable efforts, will provide sufficient documents and information to coordinate with MNFR for its internal audit purpose.

(b)        MNFR represents to ALRT that:

(i)	MNFR is a Chinese company, in good standing with the Accounting and Corporate Regulatory Authority
(ii)	MNFR has the authority to enter into this Agreement, and upon execution hereof, this Agreement will be binding upon MNFR in accordance with its terms;
(iii)	MNFR can, and has the ability credentials and experience to, manufacture, assemble and ship the CGM System in accordance with the specifications, pricing and production volumes in accordance with this Agreement.
(iv)	MNFR shall to the best of its ability, provide adequate resources to fulfill all its obligations hereunder during the term of this Agreement.
(v)	MNFR shall provide adequate resources to fulfill all its obligations hereunder during the term of this Agreement including without limitation engineering, manufacturing and quality assurance.
(vi)	MNFR shall have adequate working capital and financial capacity so as to be able to order components and complete the CGM System manufacturing cycle per the order terms from ALRT;
(vii)	MNFR has the physical capacity within its existing premises to undertake its obligations hereunder;
(viii)	MNFR has the necessary personnel, knowledge and expertise to manufacture the CGM System to the Specifications stated herein;
(ix)	MNFR will manufacture, test, label and package the CGM System to agreed and documented Specifications, and in accordance with ISO13485 as defined by the International Organization for Standardization;
(x)	MNFR will maintain compliance with all applicable Laws during the duration of the Agreement with respect to its manufacturing facilities, employees and manufacturing processes;
(xi)	CGM Systems shall be manufactured in MNFR’s facilities located at Suzhou, Building 1, Biobay, No.218, Sangtian Street, Suzhou, Jiangsu,215123, or Nantong, 3rd Floor, 6th Building, No. 888, Zhujiang Road., Rudong, 226400, Jiangsu, China, unless otherwise agreed by the Parties;
(xii)	MNFR shall not sub-contract any of its rights to manufacture the CGM Systems hereunder to a third party without the prior written approval of ALRT
(xiii)	MNFR shall, at its expense, be responsible for obtaining and maintaining any permits or approvals from government authorities which are required in connection with the performance of its obligations hereunder;
(xiv)	MNFR shall permit representatives of ALRT to visit and inspect MNFR’s facilities for the purpose of i) observing the manufacturing, testing, labeling, packaging and storing of CGM Systems and ii) to allow representatives of ALRT to inspect the quality of its manufacturing and quality assurance processes. ALRT agrees to give MNFR 48-hours advance notice of any proposed visit to the facilities. Any such visits shall be during normal business hours on Business Days; and
(xv)	Entering into this Agreement does not breach or violate the terms of any other agreement to which MNFR is a party.

6.        Specifications

The initial Specifications of the CGM Systems are listed in Exhibit B. The Parties agree that the initial CGM System will be as described in Exhibit B as P3. The Parties agree that the P3 CGM System will be superseded to PETS-DX as described in Exhibit B and that such transition will occur by June 2023. It is expected the Parties will continually work collaboratively toward refining the engineering, process engineering, design criteria, and development of each component, with a view to determining the optimal design and manufacturing method for each component.

(a)        With respect to P3, MNFR will be solely responsible for ensuring it meets the Specifications.

(b)       With respect to PETS-DX,

(i)	MNFR will produce the PETS-DX in accordance with the Specifications.
(ii)	[***]
(iii)	MNFR will be solely responsible for ensuring PETS-DX is non-inferior to the Specifications of P3 and will provide sufficient reports and evidence as reasonably requested by ALRT.

(iv)	Once PETS-DX is available to ALRT in a manner which is non-inferior to the Specifications of P3, ALRT may seek to change the Specifications for any component of CGM System from time to time, and in each instance it will deliver to MNFR written notice of such change, and the Parties will work toward accommodating such Specification changes. These changes will take into consideration in-process parts inventoried, and effects on cost structures that may adversely affect both ALRT and MNFR. The time period of such changes will be cooperatively established so as to limit the production costs of the CGM System. If any Specification change requested by ALRT affects MNFR’s costs of manufacturing, testing, labeling, packaging or storing the CGM System adversely, the Parties will negotiate, in good faith, an adjustment to the pricing set forth in Exhibit C hereof. Any changes to the Specifications shall be incorporated in this Agreement as a written amendment to Exhibit B hereto. Both Parties will operate co-operatively applying sound business judgement.

(c)       Either Party may at any time request that the CGM System be modified in order to comply with any applicable safety, regulatory or other statutory requirements. If the changes induced by such modification materially affect the nature or quality of the CGM System, the Parties will negotiate, in good faith, an adjustment to the pricing set forth in Exhibit C hereof for a modification required pursuant to this clause (6)(c).

(d)       This clause 6 shall be subject to clause 11.

7.       Order Forecasts and Orders

(a)        Order Forecast: The Parties have prepared the order forecast in Exhibit D to this Agreement based on the mutual understanding of the demand from ALRT distributors and the production capacity of MNFR. MNFR will meet and maintain the production capacity under Exhibit D for the Term of this Agreement in accordance with clause 14. Orders will become binding upon submission of a Purchase Order (defined below) by ALRT and confirmation by MNFR in accordance with clause 7(b). Adherence to the order forecast by both Parties is mandatory. The parties may amend the production capacity requirements by mutual agreement.

(b)       Order Submission Procedures:

(ii)	All Purchase Orders submitted must have a minimum 90 day lead-time as determined by that starting date of the Purchase Order being submitted and the date the CGM Systems can be picked up for shipment;

(iii)	All orders submitted by ALRT will be done by the issuance of a formal purchase order approved by a duly authorized representative of ALRT (the "Purchase Order”). The quantity and description of the CGM System shall be specified in the Purchase Order and such description shall conform with the Specifications in Exhibit B to this Agreement.;

(iv)	MNFR will require five (5) Business Days to provide a proforma invoice to ALRT to confirm the order quantity and delivery date. The quantity and the delivery date included wthin the Pro-Forma Invoice shall comply with the terms of the Purchase Order and the Agreement, unless otherwise mutually agreed to by the parties.

(v)	MNFR shall be under no obligation to supply additional quantities of in excess of binding purchase orders of ALRT, but if additional quantities are requested by ALRT, MNFR shall make best efforts to supply such additional quantities.

All orders will be shipped FOB (Incoterms 2010) from MNFR’s manufacturing facilities or warehouses. Packing list and final invoice shall be sent fifteen (15) days before delivery All freight, insurance and other shipping expenses will be managed and paid by ALRT directly with the best-efforts cooperation of MNFR.

(c)	Payment Terms

(i)	P3 CGM Systems Purchase Orders and Invoices

[***]

(ii)	PETS-DX CGM Systems Purchase Orders and Invoices

[***]

(d)       Raw Materials: MNFR shall use its best endeavors to maintain at all times sufficient stocks of materials required to fulfill its obligations under this Agreement, including without limitation for the purposes of manufacturing and supplying the CGM System to ALRT in accordance with the Specifications.

(e)       If subsequent to a purchase order being placed by ALRT, and manufacturing activities being initiated, ALRT requests that the CGM Systems not be shipped until a date later than specified in the Proforma Invoice. MNFR will shall store the CGM System up to ten (10) days after the delivery date on Proforma Invoice. After ten (10) Business Days, MNFR shall have the discretion to impose a penalty on ALRT based on 1% of the value of the unpaid Purchase Order per day on any units that are not shipped according to ALRT’s request. Upon expiry of the 10 Business Days, ownership of the CGM Systems will transfer to ALRT. At ALRT’s request MNFR shall store the units and may impose a reasonable charge on ALRT for storage fees. Any remaining balance owed by ALRT for the CGM Systems and storage fees will be paid immediately prior to the CGM System being shipped. Should the CGM Systems stored expire and not be usable, MNFR will dispose of the CGM System. No amount will be refundable to ALRT and any balance owing will be immediately repayable. Any penalty charged will be received by MNFR as an addition to the payment of next Purchase Order.

(f)       In the event the MNFR fails to meet its delivery obligations for any Purchase Order under this Agreement, ALRT shall be entitled to recover liquidated damages from MNFR in a quantum equal to one per cent (1%) of the value of the purchase order per day on any units that are not ready for shipment in accordance with delivery date on Proforma Invoice. For clarity, the value used for the determination of such liquidated damages is a genuine and authentic pre-estimate of damages based on the price of the CGM System as indicated on the Proforma Invoice and in accordance with Clause 8 of this Agreement, and is not by way of penalty. Any such liquidated damages due to ALRT may be reduced from the invoice amount related to the delayed CGM System, if such invoice remains unpaid by ALRT. If the invoice has been paid by ALRT, MNFR will issue ALRT a payment for the amount of the damages at the time of shipment.

8.       Price

MNFR shall charge ALRT, and ALRT shall pay MNFR, the prices outlined in Exhibit C for the CGM System based on each component of the CGM System outlined in Exhibit C. The Parties agree that the price of P3 will be fixed for the duration of the Term. The Parties agree that the prices of PETS-DX may be amended (up or down) on each anniversary date (or at another mutually agreeable date on an annual basis) of the signing of this Agreement if:

(i)	the underlying costs for Raw Materials or labour change; or
(ii)	Specifications are amended; or
(iii)	upon the mutual agreement of the Parties.

Provided that all proposed price changes by MNFR must be verifiable and supported by reasonable documentation for the review of ALRT and must be validated by ALRT, acting reasonably. MNFR recognizes that price increases proposed hereunder must be able to be passed onto ALRT’s customers and be within the parameters of market conditions.

9.       Warranty

(a)                MNFR warrants that all CGM Systems received by ALRT under this Agreement shall be free from defects in design, material and workmanship and meet all Specifications as described in Exhibit B and per ALRT’s instructions, for twelve (12) months from the date the end customer (patient) has purchased the product.

(b)               ALRT shall have the right to inspect and test the CGM System prior to its shipment from the MNFR facilities and shall have the right to inspect the production logs and quality assurance documents related to the CGM System produced for ALRT under this Agreement.

(c)                ALRT shall, promptly following receipt of the shipment, examine the CGM System and satisfy itself that it meets the Specifications. ALRT will notify MNFR in writing if any CGM System received does not meet Specifications. If MNFR agrees with ALRT that any rejected CGM System is defective, MNFR will replace such defective CGM System with replacement CGM System free of defect and this replacement of CGM System shall constitute the sole and exclusive liability of MNFR in respect to the defective CGM System.

(d)               ALRT will use commercially reasonable efforts to analyze the CGM System returned for replacement by visual inspection and testing functionality in accordance with a protocol to be mutually determined by ALRT and MNFR, and will regularly report the results of such analysis to MNFR. ALRT will provide MNFR with appropriate documentation of defective CGM System including model, serial numbers and the nature of the defect. MNFR shall pay any costs and damages associated with the return of the defective CGM System to it. MNFR will issue a credit note for the amount ALRT paid for the defective CGM System or ship a replacement, at ALRT’s discretion. Replaced CGM System will be warranted for defects in design, material and workmanship for the remainder of the warranty period of the defective CGM Systems. For all unused but replaced items, ALRT will consult with MNFR on disposal procedures to undertake and will provide proper evidence of CGM Systems disposed.

(e)                Should more than 10% of a production run of CGM Systems provided by MNFR to ALRT be defective, MNFR will replace the whole production batch and will promptly undertake systematic repairs to their equipment to remedy the defect.

10.        Ownership and Non-Competition

(a)       The following are fundamental terms of this Agreement:

(i)	all of each Party’s Intellectual Property is and shall remain the exclusive property of each Party, and this Agreement gives the other Party no rights therein;
(ii)	all future enhancements, improvements, derivatives, modifications and replacements of the GluCurve, whether based on existing ALRT products, or derived independently which may in any way compete with an existing or future products, shall be the sole property of ALRT, whether created of designed or in any way influenced by MNFR;
(iii)	all future enhancements, improvements, derivatives, modifications and replacements of the CGM System, whether based on existing products, or derived independently which may in any way compete with an existing or future product, shall be the sole property of MNFR provided that the foregoing does not use any of ALRT’s Intellectual Property;
(iv)	[***];
(v)	MNFR acknowledges that GluCurve is a registered trademark and ALRT is the legal and beneficial owner and proprietor of that trademark.

(b)	MNFR will indemnify and hold ALRT harmless from and against any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from: (i) a claim brought by any third party that the manufacturing, testing, labeling, packing, storing or supply of the CGM System by MNFR infringes any utility model, design, copyright, trademark or other intellectual property right of such third party, other than a patent, or (ii) a claim brought by any third party against ALRT for any loss, damage, cost, expense or liability arising from defects in the CGM System;

(c)	ALRT will indemnify and hold MNFR harmless from and against any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from: (i) a claim brought by any third party that the GluCurve, excluding the CGM System, infringes any patent, utility model, design, copyright, trademark or other intellectual property right of such third party, (ii) a claim brought by any third party against MNFR for any loss, damage, cost, expense or liability arising from defects in the GluCurve not arising from the CGM System and (iii) [***].

(d)	For clarity, in addition to that described in clause 10(c)(iii) ALRT will also be responsible for any claim brought by a third party that the sales, distribution and marketing of the CGM System infringes any patent of such third party, except for as described in clause 6(b).

11.        Research, Development and Future Products

In the event that, during the Term of this Agreement, MNFR intends to produce, distribute, promote and/or sell any new CGM System, or new products that supersede or are comparable to the CGM System, MNFR shall promptly so notify ALRT in writing and shall provide ALRT with information as is reasonably necessary for ALRT’s evaluation of interest for that new product for the animal health market under this Agreement. If ALRT has interest in the new product for the animal health market, MNFR shall have an obligation to provide such new product to ALRT for sale on terms to be mutually agreed between the Parties. Nothing herein shall grant ALRT the right to sell any CGM System, or any new product, in any market other than the animal health market.

12.       Insurance

(a)       During the Term and for a period of 2 years after delivery of the last CGM System to ALRT hereunder, each Party will maintain an adequate insurance program which is sufficient to adequately protect against the risks associated with its ongoing business, including the risks which might possibly arise in connection with the use of CGM System and the GluCurve and the transactions contemplated by this Agreement. Accordingly, for the initial year under this Agreement each Party shall have minimum insurance coverage of $5,000,000. The amount of coverage required under this Agreement will be reviewed annually to assess if additional amounts are required for the ensuing year.

(b)       As stated under clause 10(b), MNFR declares that it assumes full product liability for all direct and indirect personal injuries and losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) as a result of the CGM System.

13.       Confidentiality

(a)       For purposes hereof, “Confidential Information” means all documents, software, reports, data, records, forms, tools, products, services, methodologies, present and future research, technical knowledge, marketing plans, trade secrets, and other materials obtained by a Party from the other in the course of this Agreement, whether tangible or intangible and whether or not stored, compiled, or stored physically, electronically, graphically, in writing, or by any means now known or later invented. Confidential Information includes but is not restricted to records and information (i) that has been marked as proprietary or confidential; (ii) whose confidential nature has been made known by either Party; or (iii) that due to its character and nature, a reasonable person under like circumstances would treat as confidential. Notwithstanding the foregoing, Confidential Information does not include information which: (i) is already known to the recipient at the time of disclosure; (ii) is or becomes publicly known through no wrongful act or failure of recipient; (iii) is independently developed by recipient without benefit of the other Party’s Confidential Information; or (iv) is received from a third party which is not under and does not thereby breach an obligation of confidentiality.

(b)       Each Party agrees to protect the other Party’s Confidential Information at all times and in the same manner as each protects the confidentiality of its own proprietary and confidential materials, but in no event with less than a reasonable standard of care. Neither Party shall, except with respect to those of its employees with a need to know under this Agreement, use or disclose to any person, firm or entity any Confidential Information of the other Party without such other Party’s express, prior written permission during the Term and for a period of three years thereafter; provided, however, that notwithstanding the foregoing, a Party may disclose Confidential Information to the extent that it is required to be disclosed pursuant to a statutory or regulatory provision or court order.

(c)       Upon the termination or expiration of this Agreement for any reason, or upon the disclosing Party’s earlier request, the receiving Party will deliver to the disclosing Party all of the disclosing Party’s property or Confidential Information in tangible form that the receiving Party may have in its possession or control, unless retention of such Confidential Information is required by law.

(d)       Each of ALRT and MNFR acknowledge that a violation of any part of this section 13 could cause immediate and irreparable harm for which money damages would be inadequate. Therefore, the harmed Party will be entitled to injunctive relief for the other Party’s breach of any of its obligations under this section without proof of actual damages and without the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for such violation, but shall be in addition to all other remedies available at law or in equity.

14.        Guarantee of Purchase Orders

(a)       MNFR will invest for the production capacity of PETS-DX during the Term of the Agreement to meet the forecasts of PETS-DX CGM Systems in Exhibit D. ALRT and MNFR have developed the forecasts in Exhibit D on the basis of the production line capacity increases and ALRT considers it fundamental to this Agreement that the production line capacity increases proceed in accordance with the terms of this clause 14.

(b)       Upon satisfaction of PETS-DX in accordance with clause 6(b), ALRT will provide MNFR a guarantee of Purchase Orders under this Agreement as described herein.

(i)	[***]
(ii)	The form of the guarantee will be a Letter of Credit
(iii)	ALRT and MNFR agree that PETS-DX production line and the CGM Systems produced thereunder must, at all times, meet the Specifications.
(iv)	[***]
(v)	[***]

(c)       If at anytime there is a balance owing under the guarantee and if the Agreement is terminated as a result of:

(i)	The PETS-DX CGM System produced by MNFR does not conform to the Specifications listed in Exhibit B;
(ii)	MNFR’s failure to deliver CGM Systems ordered by ALRT according to the quantity and date listed in Proforma Invoice for three (3) consecutive Purchase Orders, or
(iii)	MNFR’s failure to provide Proforma Invoices in accordance with the Forecast for three (3) consecutive months.

[***]. ALRT will have no liability to MNFR and the guarantee will immediately be relinquished back to ALRT. Upon receipt of the payment from MNFR to ALRT no further payments will be owing by MNFR to ALRT. The liquidated damages in the preceding sentences are a genuine pre-estimate of damages which ALRT would incur if MNFR does not perform its critical obligations in clause 14(c).

(d)       If at anytime there is a balance owing under the guarantee and if the Agreement is terminated as a result of ALRT’s failure to purchase CGM Systems in accordance with the Forecast for three (3) consecutive months, then ALRT will immediately repay MNFR the remaining guaranteed amount owing under this Agreement. Once that payment is issued, ALRT will have no further liability to MNFR and the guarantee will be fully extinguished.

(e) For the other situation of termination listed in clause 4(b) of this agreement, the breaching party will immediately repay the other party the remaining guaranteed amount owing under this Agreement.

15.       General Provisions

(a)       Independent Contractors. It is understood that both Parties hereto are independent contractors and engage in the operation of their own respective businesses. Neither Party hereto is to be considered the agent of the other for any purpose whatsoever, and neither Party has any authority to enter into any contract or assume any obligation for the other Party or to make any warranty or representation on behalf of the other Party. Each Party shall be fully responsible for its own employees, servants and agents; and the employees, servants and agents of one Party shall not be deemed to be employees, servants and agents of the other Party for any purpose whatsoever.

(b)       Public Announcements. Neither Party will make any public announcements which name or otherwise involve the other without the prior written consent of the other Party, unless ALRT is so required by regulatory authorities.

(c)       Definitive Agreement. This Agreement, including the exhibits, constitutes the entire agreement of the Parties on the subject hereof and supersedes all prior understandings and instruments on such subject. This Agreement may not be modified other than by a written instrument executed by duly authorized representatives of the Parties. There are no representations, warranties, conditions, terms or collateral agreements, express, implied or statutory, between the Parties related to the subject matter of this Agreement except as expressly contemplated in this Agreement.

(d)       Non-Assignment. No Party may assign or transfer any of its rights or interests herein to any third party without the written consent of the other Parties. Each Party may assign or transfer its rights or interests to an Affiliate without consent, provided that the Party provides the other Party with 30 days’ written notice.

(e)       Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Continuation of manufacture and sales of the CGM System to ALRT following expiration or termination of this Agreement for any cause shall not be deemed a renewal of or continuation of this Agreement or the creation of a new agreement on these or other terms.

(f)       Severability. In the event that any term or provision of this Agreement shall be held to be invalid, void or unenforceable, then the remainder of this Agreement shall not be affected, impaired or invalidated, and each such other term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g)       Governing Law. This Agreement shall be governed by the laws of England and Wales.

(h)       Arbitration. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three (3).The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

(i)       Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by registered or certified mail (postage prepaid, return receipt requested) and by email to the respective Parties at the following addresses (or at such other address as notified by the respective Parties in advance):

If to ALRT:

Address: 1 North Bridge Road, #06-29 High Street Centre,

Singapore, 179094

Attention: Sidney Chan

Email Address: sidney.chan@alrt.com

Telephone: 65 9275 0491

With a copy to

Attention: Ben Szeto

Email Address: ben.szeto@alrt.com

If to MNFR:

Attention: Rongen Cheng

Address: 3rd Floor, 6th Building, No. 888, Zhujiang RoadRudong, 226400, Jiangsu, China

Email Address: info@infinovo.com

Telephone: +86(513)81900808

(j)       Headings. The division of this Agreement and the recitals and headings are for convenience of reference only and will not affect the construction or interpretation hereof.

(k)       Further Assurances. Each Party will at all times after the execution of this Agreement, at the request of the other Party, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as the other Party may reasonably request in order to fully perform and carry out the terms and intent of this Agreement.

(l)       Costs. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

(m)       Force Majeure. No failure or omission by either Party in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same arises on account of force majeure which directly affects the obligation that cannot be performed. For the purpose of this Agreement, Force Majeure shall mean an event or cause beyond the control of the affected Party, as the case may be, such as acts of God, acts or omissions of any government, or agency thereof, rebellion, insurrection, riot, sabotage, invasion, restrictions, pandemic, strike, sustained supply chain disruptions, lock out and transportation embargoes (each a “Force Majeure Event”), provided that upon the occurrence of a Force Majeure Event or an event that a Party (the “Affected Party”) considers may subsequently lead it to claim Force Majeure, the Affected Party notifies the other Party in writing as soon as reasonably practicable and without any delay or demur the details of the nature of the actual or anticipated force majeure, an estimate of the likely duration of such Force Majeure (to the extent possible), the Affected Party’s obligations under this Agreement that are directly and indirectly affected by such Force Majeure and the actions being taken both to mitigate the impact such Force Majeure may have on the Affected Party as well as to remedy the Force Majeure. If Force Majeure continues for a period of more than 6 months, without the Parties hereto being able to develop an alternative satisfactory arrangement, then either Party has the option of immediately terminating this Agreement. Without prejudice to anything in this Clause 15(m), the Affected Party shall provide a notice to the other Party once the event or circumstances causing the Force Majeure has been remedied or has ceased.

(n)       Execution. This Agreement may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original. Counterparts may be executed and delivered by facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page to Follow]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have duly executed this Agreement by their authorized representatives as of the date first written above.

ALR TECHNOLOGIES SG PTE. LTD.

By: /s/Sidney Chan

Name: Sidney Chan

Title: Chairman and CEO

Infinovo Medical Co., Ltd.

By: /s/Rongen Cheng_______________________

Name: Rongen Cheng

Title: CEO

Exhibit A

Description of the GluCurve System

The Diabetes Solution was developed as a comprehensive approach to human diabetes care. ALRT has no right to sell any CGM Systems in the human health marketplace under any brand name. ALRT has developed its GluCurve for animal health from the Diabetes Solution, and the GluCurve has the following key features:

·	patient management software for diabetic companion animals;
·	insulin dose calculators;
·	insulin therapy guidelines;
·	prescription tracking and history, and
·	comparative glucose curves.

GluCurve consists of the following components:

·	ALRT GluCurve App
·	CGM Transmitter
·	CGM Applicator and Sensor (the ”CGM Inserter”)

Whereas

·	The CGM sensor is inside the applicator so it is referred to as the sensor but it is really both pieces as is being referred to as the CGM Inserter. The CGM applicator uses a guide needed to place the electrode into the skin and then retracts the needle while at the same time presses the adhesive pad surrounding the CGM sensor housing (that holds the transmitter) to the skin. The CGM transmitter then clips into the CGM sensor housing.
·	The CGM Transmitter and CGM Inserter are collectively referred to as the ”CGM System”
·	MNFR will manufacture and supply the CGM System to ALRT as specified in Exhibit B.
·	ALRT will provide MNFR with shipping directions for the CGM System sold to Vetrinary Clinics in the Territory
·	MNFR will bundle the CGM System into ALRT branded packaging and will ship the CGM System in accordance with the shipping directions provided by ALRT
·	End customers will purchase the GluCurve from the Vetrinary clinics
·	End customers will download the GluCurve App from the Android App Store, the Apple App store and other places where software applications are typically downloaded.

Exhibit B

Specifications of the CGM System

Current Model Transmitter (“P3”)

P3 CGM SYSTEM SPECIFICATION
[***]	[***]
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[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***] [***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
SMARTPHONE APP
COMPATIBILITY WITH ANDROID SYSTEMS	YES
COMPATIBILITY WIH iOS SYSTEMS	YES

Infinovo is working on New Model CGM (“PETS-DX”) which will include each of the CGM Transmitter and CGM Inserter into one piece. The parties have agreed that once the PETS-DX is ready, ALRT will be able to order it under this agreement.

PETS-DX CGM SYSTEM SPECIFICATION
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
SMARTPHONE APP
COMPATIBILITY WITH ANDROID SYSTEMS	YES
COMPATIBILITY WIH iOS SYSTEMS	YES

Exhibit C

Price of the CGM System

All prices are in United States Dollars (“USD”). All prices and price arrangements between the Parties are Confidential Information.

PETS-DX CGM System - [***] per PETS-DX CGM System

P3 CGM System - [***] per P3 CGM System for the first [***] P3 CGM Systems. Thereafter, [***] per P3 CGM System

Exhibit D

Forecast

This forecast is for the manufacture and supply of units of P3 CGM Systems and PETS-DX CGM Systems during the term of this Agreement. Whereas CGM Systems are as described in the Agreement, Exhibit A and Exhibit B.

[***]

Exhibit E

Quality Agreement